EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Smith Micro Software, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, William W. Smith, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
          1. The Report fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934; and
          2. That the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 17, 2008	/s/ William W. Smith, Jr.
William W. Smith, Jr.
Chief Executive Officer